Exhibit 10.46

AMENDMENT TO THE

JOSTENS HOLDING CORP.

2003 STOCK INCENTIVE PLAN

Pursuant to resolutions duly adopted by the Board of Directors of Visant Holding Corp. (“Visant Holding”, formerly known as Jostens Holding Corp. (the “Company”)) on February 26, 2010 in accordance with Section 13 of the Jostens Holding Corp. 2003 Stock Incentive Plan (the “Plan”), effective as of the date hereof:

1. Amendment. The Plan is amended as follows: the following paragraph shall be added after the second paragraph of Section 7 of the Plan:

“Without limitation of the foregoing, in the event of any extraordinary cash stock dividend or distribution to stockholders of the Company or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems in good faith to be equitable as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Options or other right to acquire Shares, (ii) the maximum number of Shares for which Options or other right to acquire Shares may be granted during a calendar year to any one participant (iii) the maximum amount of an Incentive Option that may be granted during a calendar year to any participant, and/or (iv) the exercise price per Share of any Option, or shall take such other actions, if any, as it deems in good faith to be equitable, including without limitation approving the payment of a dividend equivalent to the extent of such cash stock dividend or distribution to be paid to the stockholders of the Company.”

2. Governing Law. This Amendment shall be construed and governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

3. Full Force and Effect of the Plan. Except as specifically amended herein, all other provisions of the Plan shall remain in full force and effect in accordance with its terms. All references in the Plan to “the Plan” shall be deemed to refer to the Plan as amended by this Amendment to the Plan.

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IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the 26th day of February, 2010.

VISANT HOLDING CORP.

By: /s/ Marie D. Hlavaty
Name: Marie D. Hlavaty
Title: Vice President